UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

   Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Standex International Corporation

SECTION 4

Item 4.01Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Standex International Corporation (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021. The Audit Committee invited several firms to participate in this process.

As a result of this process and following careful deliberation, on August 26, 2020, the Audit Committee authorized the dismissal of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm, effective August 26, 2020. Thus, on August 26, 2020, the Company notified GT of the dismissal decision, effective immediately. Further, on August 26, 2020, the Audit Committee authorized the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. On August 26, 2020, Deloitte was informed by the Company of the engagement decision, which engagement will be effective upon the completion of final acceptance procedures and the execution of an audit engagement letter.

During the Company’s two most recent fiscal years ended June 30, 2019 and June 30, 2020 and the subsequent interim period preceding GT’s dismissal, there were:

(i)     No “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)     No adverse opinions or a disclaimer of opinion, nor were the GT opinions qualified or modified as to uncertainty, audit scope or accounting principles generally accepted in the United States (“US GAAP”); and

(iii)     No “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) and no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Registration S-K.

The Company has provided GT with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested GT to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of GT’s letter dated September 1, 2020 is attached as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Deloitte’s engagement, neither the Company nor anyone on its behalf consulted Deloitte regarding either:

(i)     The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)     Any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K).

SECTION 9

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 16.1	Letter of GT dated September 1, 2020 to the SEC regarding statements included in this Form 8-K.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION
(Registrant)

/s/ Ademir Sarcevic
Ademir Sarcevic Chief Financial Officer

Date: September 1, 2020

Signing on behalf of the registrant and as principal financial officer